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                                                         EXHIBIT NO. 99.9(a)

                         LIFETIME  MONEY MARKET TRUST
                     LIFETIME  MANAGED  MUNICIPAL  BOND TRUST
                      LIFETIME GOVERNMENT INCOME PLUS TRUST
                            LIFETIME HIGH INCOME TRUST
                          LIFETIME CAPITAL GROWTH TRUST
                          LIFETIME EMERGING GROWTH TRUST
                          LIFETIME MANAGED SECTORS TRUST
                           LIFETIME GLOBAL EQUITY TRUST
                         LIFETIME CONSERVATIVE EQUITY TRUST
                               200 Berkeley  Street
                            Boston, Massachusetts 02116



                                       September 10, 1986




Massachusetts Financial Service Center, Inc.
200 Berkeley Street
Boston, Massachusetts  02116

                       Shareholder Servicing Agent Agreement

Dear Sir:

         Each of Lifetime Money Market Trust, Lifetime Managed Municipal Bond Trust, Lifetime Government Income Plus Trust, Lifetime High Income Trust, Lifetime Capital Growth Trust, Lifetime Emerging Growth Trust, Lifetime Managed Sectors Trust, Lifetime Global Equity Trust, Lifetime Conservative Equity Trust, each of which is a Massachusetts business trust (the "Fund"), is an open-end registered investment company. The Fund has selected you to act as the Shareholder Servicing Agent and you hereby agree to act as such Agent and perform the duties and functions thereof in the manner and on the conditions hereinafter set forth. Accordingly, the Fund hereby agrees with you as follows:

         1. The Facility. You represent that you have the necessary computer equipment, software and other office equipment ("Facility") adequate to perform the services contemplated hereby for the Fund as well as for other investment companies (such investment companies, together with the other Funds listed above, are herein collectively referred to as the "MFS and Lifetime Funds") for which Massachusetts Financial Services Company ("MFS") or Lifetime Advisers, Inc. ("LAI") acts as investment adviser. The Facility is presently located at 50 Milk Street, Boston, Massachusetts, and is to be dedicated solely to the performance of services for the MFS and Lifetime Funds, provided that the Facility may be utilized to perform services for others with the permission of the MFS and Lifetime Funds.

         2. Name. Unless otherwise directed in writing by MFS, you shall perform the services contemplated hereby under the name "Massachusetts Financial Service Center, Inc.", which name any similar names and any logos of which shall remain the property and under the control of MFS. Upon termination of this Agreement, you shall cease to use such name or any similar name within a reasonable period of time.

         3. Services to be Performed. As Shareholder Servicing Agent ("Agent"), you shall be responsible for administering and performing transfer and dividend and distribution disbursing functions in connection with the issuance, transfer and redemption of the shares of beneficial interest ("Shares"). The details of the operating standards and procedures to be followed by you shall be determined from time to time by agreement between you and the Fund.
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         4.  Standard  of Service.  As Agent for the Fund,  you agree to provide service equal to or better than that provided by you or others furnishing shareholder services to other open-end investment companies ("Standard") at a fee comparable to the fee paid you for your services hereunder. The Standard shall include at least the following:

                  (a) Prompt reconciliation of any differences as to the number of outstanding shares between various Facility records or between Facility records and records of a Fund's custodian;

                  (b) Prompt processing of shareholder correspondence and of other matters requiring action by you;

                  (c)      Prompt clearance of any daily volume backlog;

                  (d) Providing innovative services and technological improvements;

                  (e) Meeting the requirements of any governmental authority having jurisdiction over you or the Fund; and

                  (f) Prompt reconciliation of all bank accounts under your control belonging to the Fund, MFS or LAI.

         If any Lifetime Fund serviced by you is reasonably of the view that the service provided by you does not meet the Standard, it shall give you written notice specifying the particulars, and you then shall have 120 days in which to restore the service so that it meets the Standard, except that such period shall be 180 days with respect to meeting that portion of the Standard described above in item (d) of this paragraph 4. If at the end of such period the Fund remains reasonably of the view that the service provided by you, in the particulars specified, does not meet the Standard, then the Lifetime Fund or Funds having a majority of the accounts for which you are then Agent may, by appropriate action (including the concurrence of a majority of the Trustees of such Lifetime Fund or Funds who are not interested persons of MFS or LAI), elect to terminate this Agreement for cause as to all such Funds upon 90 days notice to you. Upon termination hereof, the Fund shall pay you such compensation as may be due to you as of the date of such termination, and shall likewise reimburse you for any costs, expenses, and disbursements reasonably incurred by you to such date in the performance of your duties hereunder.

         5. Rights in Data and Confidentiality. You agree that all records, data, files, input materials, reports, forms and other data received, computed or stored in the performance of this Agreement are the exclusive property of the Fund and that all such records and other data shall be furnished without additional charge, except for actual processing costs, to the Fund in machine readable as well as printed form immediately upon termination of this Agreement or at the Fund's request. You shall safeguard and maintain the confidentiality of the Fund's data and information supplied to you by the Fund and you shall not transfer or disclose the Fund's data to any third party without the Fund's prior written consent unless compelled to do so by order of a court or regulatory authority.

         6. Fees. The fee per Fund shareholder account for your services hereunder shall not be in excess of such amount as shall be agreed in writing between us. Such fee shall be payable in monthly installments of one-twelfth of the annual fee. Such fee shall be subject to review at least annually and fixed by the parties in good faith negotiation on the basis of a statement of the expenses of the Facility prepared by you, which either you or the Fund may require to be certified by a major accounting firm acceptable to the parties. The party or parties requesting such certification shall bear all expenses thereof. In addition to the foregoing fee, you will be reimbursed by the Fund for out-of-pocket expenses reasonably incurred by you on behalf of the Fund, including but not limited to expenses for stationery (including business forms and checks), postage, telephone and telegraph line and toll charges, and premiums for negotiable instrument insurance and similar items.
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         7. Record  Keeping.  You will maintain  records in a form acceptable to the Fund and in compliance with the rules and regulation of the Securities and Exchange Commission, including, but not limited to, records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder, which at all times will be the property of the Fund and will be available for inspection and use by the Fund.

         8. Duty of Care and Indemnification. You will at all times act in good faith in performing your duties hereunder. You will not be liable or responsible for delays or errors by reason of circumstances beyond your control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown beyond your control, flood or catastrophe, acts of God, insurrection, war, riots or failure beyond your control of transportation, communication or power supply. The Fund will indemnify you against and hold you harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from your bad faith or negligence, and arising out of, or in connection with, your duties on behalf of the Fund hereunder. In addition, the Fund will indemnify you against and hold you harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit as a result of your acting in accordance with any instructions  reasonably  believed  by you  to  have  been  executed  or  orally communicated by any person duly authorized by the Fund or its Principal Underwriter, or as a result of acting in accordance with written or oral advice reasonably believed by you to have been given by counsel for the Fund, or as a result of acting in accordance with any instrument or share certificate reasonably believed by you to have been genuine and signed, countersigned or executed by any person or persons authorized to sign, countersign or execute the same (unless contributed to by your gross negligence or bad faith). In any case in which the Fund may be asked to indemnify you or hold you harmless, the Fund shall be advised of all pertinent facts concerning the situation in question and you will use reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Fund. The Fund shall have the option to defend you against any claim which may be the subject of this indemnification, and in the event that the Fund so elects such defense shall be conducted by counsel chosen by the Fund and satisfactory to you and it will so notify you, and thereupon the Fund shall take over complete defense of the claim and you shall sustain no further legal or other expenses in such situation for which you seek indemnification under this paragraph, except the expense of any additional counsel retained by you. You will in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify you except with the Fund's prior written consent. The obligations of the parties hereto under this paragraph shall survive the termination of this Agreement.

         If any officer of the Fund shall no longer be vested with authority to sign for the Fund, written notice thereof shall forthwith be given to you by the Fund and until receipt of such notice by it, you shall be fully indemnified and held harmless by the Fund in recognizing and acting upon certificates or other instruments bearing the signatures or facsimile signatures of such officer.

         9. Insurance. You will notify the Fund should any of your insurance coverage, as set forth on Exhibit A hereto, be changed for any reason, such notification to include the date of change and reason or reasons therefor.

         10. Notices. All notices or other communications hereunder shall be in writing and shall be deemed sufficient if mailed to either party at the addresses set forth in this Agreement, or at such other addresses as the parties hereto may designate by notice to each other.

         11. Further Assurances. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         12. Use of a Sub- or Co-Transfer Agent. Notwithstanding any other provision of this Agreement, it is expressly understood and agreed that you are authorized in the performance of your duties hereunder to employ, from time to time, one or more Sub-Transfer Agents and/or Co-Transfer Agents.

         13. Termination. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing, which, except in the case of termination, shall be signed by the party against which enforcement of such change waiver or discharge is sought. Except as otherwise provided in paragraph 4 hereof, this Agreement shall continue indefinitely until terminated by 90 days' written notice given by the Fund to you or by you to the Fund. Upon termination hereof, the Fund shall pay you such compensation as may be due to you as of the date of such termination, and shall likewise reimburse you for any costs, expenses, and disbursements reasonably incurred by you to such date in the performance of your duties hereunder. You agree to cooperate with the Fund and provide all necessary assistance in effectuating an orderly transition upon termination of this Agreement.

         14. Successor. In the event that in connection with termination a successor to any of your duties or responsibilities hereunder is designated by the Fund by written notice to you, you will, promptly upon such termination and at the expense of the Fund, transfer to such successor a certified list of the shareholders of the Fund (with name, address and tax identification or Social Security number), an historical record of the account of each shareholder and the status thereof, and all other relevant books, records, correspondence, and other data established or maintained by you under this Agreement in form reasonably acceptable to the Fund (if such form differs from the form in which you have maintained the same, the Fund shall pay any expenses associated with transferring the same to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from your cognizant personnel in the establishment of books, records and other data by such successor.

         15. Miscellaneous. This Agreement shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement has been executed on behalf of the Fund by the undersigned not individually, but in the capacity indicated, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Fund individually, but bind only the trust estate.


                                       Very truly yours,


LIFETIME MONEY MARKET TRUST            RICHARD B. BAILEY
                                       Richard B. Bailey
                                       Chairman

LIFETIME MANAGED MUNICIPAL BOND TRUST  RICHARD B. BAILEY
                                       Richard B. Bailey
                                       Chairman

LIFETIME GOVERNMENT INCOME PLUS TRUST  RICHARD B. BAILEY
                                       Richard B. Bailey
                                       Chairman

LIFETIME HIGH INCOME TRUST             RICHARD B. BAILEY
                                       Richard B. Bailey
                                       Chairman

LIFETIME CAPITAL GROWTH TRUST          RICHARD B. BAILEY
                                       Richard B. Bailey
                                       Chairman

LIFETIME EMERGING GROWTH TRUST         RICHARD B. BAILEY
                                       Richard B. Bailey
                                       Chairman

LIFETIME MANAGED SECTORS TRUST         RICHARD B. BAILEY
                                       Richard B. Bailey
                                       Chairman

LIFETIME GLOBAL EQUITY TRUST           RICHARD B. BAILEY
                                       Richard B. Bailey
                                       Chairman

LIFETIME CONSERVATIVE EQUITY TRUST     RICHARD B. BAILEY
                                       Richard B. Bailey
                                       Chairman

The foregoing is hereby accepted as of the date thereof.

                                       MASSACHUSETTS FINANCIAL
                                        SERVICES COMPANY



                                       H. ALDEN JOHNSON, JR.
                                       H. Alden Johnson, Jr.
                                       President


The foregoing is hereby accepted as of the date thereof.

                                       LIFETIME ADVISERS, INC.



                                       H. ALDEN JOHNSON, JR.
                                       H. Alden Johnson, Jr.
                                       President

The foregoing is hereby accepted as of the date thereof.

                                       MASSACHUSETTS FINANCIAL
                                        SERVICE CENTER, INC.



                                       BRUCE C. AVERY
                                       Bruce C. Avery
                                       President